 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2013

Bridge Capital Holdings

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-50974 (Commission File No.)	80-0123855 (IRS Employer Identification Number)

55 Almaden Boulevard, Suite 200
San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

                                             (408) 423-8500

(Registrant's telephone number, including area code)

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Bridge Capital Holdings (the “Company”) held its annual meeting of shareholders on May 15, 2013. The Company’s shareholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the meeting. On the record date for the meeting, there were 15,748,548 shares of the Company’s common stock outstanding.

Voting Results

Proposal 1 — Election of Directors

The following individuals were elected as directors to serve until the 2013 annual meeting of shareholders or until their successors are elected and qualified. There were no nominees other than those listed below. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lawrence Owen Brown	12,189,531	72,263	1,404,729
Howard N. Gould	12,007,298	254,496	1,404,729
Dr. Frances J. Harvey	12,064,091	197,703	1,404,729
Allan C. Kramer, M.D.	12,148,711	113,083	1,404,729
Robert P. Latta	12,189,531	72,263	1,404,729
Daniel P. Myers	12,190,839	70,955	1,404,729
Christopher B. Paisley	11,808,072	453,722	1,404,729
Thomas M. Quigg	12,121,402	140,392	1,404,729
Thomas A. Sa	12,174,583	87,211	1,404,729
Terry Schwakopf	12,169,119	92,675	1,404,729
Barry A. Turkus	12,190,839	70,955	1,404,729

Proposal 2 — Advisor Proposal Concerning Executive Compensation

The shareholders voted to approve a non-binding advisory resolution concerning the Company’s 2012 executive compensation as described in the Company’s proxy statement for the meeting. The results of voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,193,671	53,623	14,500	1,404,729

Proposal 3 — Ratification of Appointment of Independent Accountants.

The shareholders voted to ratify the appointment of Vavrinek, Trine, Day & Co. LLP as independent accountants for the Company’s 2013 fiscal year. The results of voting were as follows:

Votes For	Votes Against	Abstain
13,659,931	6,592	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 16, 2013

BRIDGE CAPITAL HOLDINGS

By:   /s/ Thomas A. Sa

Thomas A. Sa

Executive Vice President

Chief Financial Officer

(Duly Authorized Officer)